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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Strategic Distribution, Inc.:

        We consent to the incorporation by reference in this registration statement on Form S-8 of Strategic Distribution, Inc. of our report dated February 28, 2003, relating to the consolidated balance sheets of Strategic Distribution, Inc. and subsidiaries as December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 2002, which report appears in the Form 10-K of Strategic Distribution, Inc. for the year ended December 31, 2002.

        Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002.

/s/ KPMG LLP

Philadelphia, PA 19103
November 11, 2003

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INDEPENDENT AUDITORS' CONSENT